Exhibit 1.1

Execution Version

2,145,000 Shares

Accelerize Inc.

Common Stock, par value $0.001 per share

PLACEMENT AGENCY AGREEMENT

August 14, 2015

Craig-Hallum Capital Group LLC

222 South Ninth Street, Suite 350

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Accelerize Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this Placement Agency Agreement (this “Agreement”) and the Securities Purchase Agreement in a form mutually agreed upon by the Company and the Placement Agent (the “Purchase Agreement”) entered into with the investors identified therein (each, an “Investor” and collectively, the “Investors”), to issue and sell up to an aggregate of 2,145,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Company hereby confirms its agreement with Craig-Hallum Capital Group LLC (“Craig-Hallum” or the “Placement Agent”) as set forth below. The Shares are more fully described in the Prospectus (as defined below).

1.     Agreement to Act as Placement Agent; Delivery and Payment. On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:

(a)     The Company hereby engages the Placement Agent, as the exclusive agent of the Company, to, on a commercially reasonable efforts basis, solicit offers to purchase Shares from the Company on the terms and subject to the conditions set forth in the Purchase Agreement and Prospectus (as defined below). The Placement Agent shall use commercially reasonable efforts to assist the Company in obtaining performance by each Investor whose offer to purchase the Shares was solicited by the Placement Agent and accepted by the Company, but the Placement Agent shall not, except as otherwise provided in this Agreement, have any liability to the Company in the event any such purchase is not consummated for any reason. In connection with its commercially reasonable efforts to solicit offers to purchase the Shares, the Placement Agent shall only communicate information regarding the Company to potential purchasers of the Shares that is consistent with the information contained in the Prospectus. Under no circumstances will the Placement Agent or any of its affiliates be obligated to underwrite or purchase any of the Shares for its own account or otherwise provide any financing. The Placement Agent shall act solely as the Company’s agent and not as principal. The Placement Agent shall not have any authority to bind the Company with respect to any prospective offer to purchase Shares, and the Company shall have the sole right to accept offers to purchase Shares and may reject any such offer, in whole or in part.

(b)     As compensation for services rendered by the Placement Agent hereunder, on the Closing Date (as defined below), the Company shall pay or cause to be paid to the Placement Agent by wire transfer of immediately available funds to an account or accounts designated by the Placement Agent, an aggregate amount equal to seven percent (7.0%) of the gross proceeds received by the Company from the sale of the Shares to Investors (the “Agency Fee”). Such amount may be deducted from the payment made by the Investor(s) to the Company and paid directly to the Placement Agent on the Closing Date. The Placement Agent agrees that the foregoing compensation, together with any expense reimbursement payable hereunder, constitutes all of the compensation that the Placement Agent shall be entitled to receive in connection with the Offering (as hereinafter defined) contemplated hereby. The Placement Agent may allow concessions, or pay commissions, to other dealers participating in the offering of the Shares.

(c)     The Shares are being sold to the Investors at a price of $1.00 per share (the “Purchase Price”) as set forth on the cover page of the Prospectus (as defined below). The purchases of Shares by the Investors shall be evidenced by the execution of the Purchase Agreement by each of the parties thereto. In addition, Craig-Hallum will act as a placement agent on a commercially reasonable efforts basis on the same terms set forth in Section 1(a) hereof with respect to the sale to Investors of warrants (the “Warrants”) to purchase 0.6 Shares of Common Stock for every one Share of Common Stock purchased in the Offering. The offer and sale of the Warrants will be made in a private placement that meets the requirements of Rule 506 of Regulation D promulgated under the Securities Act (as defined below) pursuant to a certain warrant purchase agreement in a form mutually agreed upon by the Company and Craig-Hallum.

(d)     Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase shares of the Common Stock (other than pursuant to the exercise of options or warrants to purchase shares of Common Stock that are outstanding at the date hereof or are granted in the ordinary course to directors, officers or employees of the Company under the Company’s equity incentive plans) otherwise than through the Placement Agent in accordance herewith.

(e)     No Shares which the Company has agreed to sell pursuant to this Agreement and the Purchase Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Investor purchasing such Shares against payment therefor by such Investor. If the Company shall default in its obligations to deliver Shares to an Investor whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim, damage or liability directly or indirectly arising from or as a result of the default by the Company in accordance with the procedures set forth in Section 6(c) hereof.

(f)     Payment of the purchase price for, and delivery of the Shares shall be made at a closing (the “Closing”) at the time and date as the Placement Agent and the Company determine pursuant to Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (such date of payment and delivery being herein referred to as the “Closing Date”). Unless otherwise specified in the Purchase Agreement, the Shares will be settled through the facilities of The Depository Trust Company’s DWAC system. Subject to the terms hereof, payment of the purchase price for the Shares shall be made to the Company in the manner set forth below by Federal Funds wire transfer, against delivery of the Shares to such persons and shall be registered in the name or names and shall be in such denominations as the Placement Agent may request at least one business day before the Closing Date. Payment of the purchase price for the Shares to be purchased by Investors shall be made by such Investors to Alerus Financial, as escrow agent (the “Escrow Agent”), subject to the terms and conditions set forth in that certain escrow agreement by and among the Company, the Escrow Agent and the Placement Agent (the “Escrow Agreement”). Subject to the terms and conditions hereof, on the Closing Date, the Company shall pay to the Placement Agent the amount of expenses for which the Placement Agent is entitled to reimbursement pursuant hereto. At least one day prior to the Closing Date, the Placement Agent shall submit to the Company its bona fide estimate of the amount of expenses for which it is entitled to reimbursement pursuant hereto. As soon as reasonably practicable after the Closing Date, the Placement Agent shall submit to the Company its expense reimbursement invoice and the Company or the Placement Agent, as applicable, shall make any necessary reconciling payment(s) within thirty days of receipt of such invoices.

2.     Representations and Warranties of the Company. The Company represents and warrants to the Placement Agent as of the date hereof and as of the Closing Date, and agrees with the Placement Agent, as follows:

(a)     Filing of Registration Statement. The Company has prepared and filed, in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”), a registration statement, including a prospectus, on Form S-3 (File No. 333-195494), which became effective as of June 26, 2014, relating to the Shares and the offering thereof (the “Offering”) from time to time in accordance with Rule 415(a)(1)(x) of the Rules and Regulations, and such amendments thereof as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means the aforementioned registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information in the corresponding Base Prospectus (as defined below) or a prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430A (“Rule 430A”), 430B (“Rule 430B”) or 430C (“Rule 430C”) under the Securities Act to be a part thereof at the Effective Time. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Rules and Regulations (the “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall also be deemed to include such Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, the Base Prospectus, any Preliminary Prospectus (as defined below), the Prospectus (as defined below) or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Exchange Act prior to completion of distribution of the Shares and which is deemed to be incorporated therein by reference therein or otherwise deemed to be a part thereof.

(b)     Effectiveness of Registration Statement; Certain Defined Terms. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Securities Act. The Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5) of the Rules and Regulations). The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending use of the Registration Statement, any Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued by the Commission, and no proceedings for such purpose pursuant to Section 8A of the Securities Act against the Company or related to the Offering have been instituted or are pending or, to the Company’s knowledge, are contemplated or threatened by the Commission, and any request received by the Company on the part of the Commission for additional information has been complied with. As used in this Agreement:

(1)     “Base Prospectus” means the prospectus included in the Registration Statement at the Effective Time.

(2)     “Disclosure Package” means (i) the Statutory Prospectus, (ii) each Issuer Free Writing Prospectus, if any, filed or used by the Company on or before the Time of Sale and listed on Schedule I hereto (other than a roadshow that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 of the Rules and Regulations) and (iii) the pricing and other information as set forth on Exhibit A hereto, all considered together.

(3)     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

(4)     “Preliminary Prospectus” means any preliminary prospectus supplement, subject to completion, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act for use in connection with the offering and sale of the Shares, together with the Base Prospectus attached to or used with such preliminary prospectus supplement.

(5)      “Prospectus” means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date hereof (or such earlier time as may be required under the Securities Act), in the form furnished by the Company to the Placement Agent, for use in connection with the offering and sale of the Shares that discloses the public offering price and other final terms of the Shares, together with the Base Prospectus attached to or used with such final prospectus supplement.

(6)      “Statutory Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Time of Sale, including any document incorporated by reference therein and any prospectus supplement.

(7)      “Time of Sale” means 9:00 a.m., New York City time, on the date of this Agreement.

(c)     Contents of Registration Statement. The Registration Statement complied when it became effective, complies, as amended or supplemented, at the Time of Sale and at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Prospectus Delivery Period”), will comply, in all material respects, with the requirements of the Securities Act and the Rules and Regulations; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided that the Company makes no representation or warranty in this subsection (c) with respect to statements in or omissions from the Registration Statement in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information (as defined in Section 7 hereof).

(d)     Contents of Prospectus. The Prospectus will comply, as of the date that it is filed with the Commission, the date of its delivery to Investors and at all times during the Prospectus Delivery Period, in all material respects, with the requirements of the Securities Act; at no time during the period that begins on the date the Prospectus is filed with the Commission and ends at the end of the Prospectus Delivery Period will the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company makes no representation or warranty with respect to statements in or omissions from the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information. The Prospectus contains all required information under the Securities Act with respect to the Shares and the distribution of the Shares.

(e)     Incorporated Documents. Each of the documents incorporated or deemed to be incorporated by reference in the Registration Statement, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act, was filed on a timely basis with the Commission and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)     Disclosure Package. The Disclosure Package, as of the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representations or warranties in this subsection (f) with respect to statements in or omissions from the Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information.

(g)     Distributed Materials. Other than the Base Prospectus, any Preliminary Prospectus and the Prospectus, the Company has not made, used, prepared, authorized, approved or referred to and will not make, use, prepare, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Shares other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule I hereto and other written communications approved in advance by the Placement Agent.

(h)     Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. Each Issuer Free Writing Prospectus, if any, when considered together with the Disclosure Package, as of its issue date and at all subsequent times through the completion of the Prospectus Delivery Period did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances prevailing at the subsequent time, not misleading; provided that the Company makes no representation or warranty with respect to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information.

(i)     Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act (“Rule 405”).

(j)     Due Organization; Good Standing. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the corporate power and authority to own its properties and to conduct its business as it is currently being conducted and as described in the Registration Statement, the Prospectus and the Disclosure Package. The Company is duly qualified to transact business and is in good standing as a foreign corporation or other legal entity in each other jurisdiction in which its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing or have such power or authority (i) would not have, individually or in the aggregate, a material adverse effect upon, the business, operations, properties, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (ii) impair in any material respect the power or ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by the Agreement and the Purchase Agreement, including the issuance and sale of the Shares (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). Each subsidiary of the Company (each, a “Subsidiary” and, collectively, the “Subsidiaries”) is duly organized, validly existing and, if applicable in the jurisdiction of organization, in good standing under the laws of their jurisdiction of organization, with the requisite power and authority to own, lease and operate its properties, except where the failure to qualify or be in good standing would not have a Material Adverse Effect. The Company does not own or control, directly or indirectly, any corporation, association or other corporate entity, other than the Subsidiaries listed on Schedule III hereof. On a consolidated basis, the Company and its Subsidiaries conduct their business as described in the Disclosure Package and the Prospectus and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to qualify or to be in good standing would not have a Material Adverse Effect.

(k)     Due Authorization and Enforceability. The Company has the full right, power and authority to enter into this Agreement and the Purchase Agreement, and to perform and discharge its obligations hereunder and thereunder; and each of this Agreement and the Purchase Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity and limitations on the granting of equitable remedies.

(l)     The Shares. The issuance of the Shares has been duly and validly authorized by the Company and, when issued, delivered and paid for in accordance with the terms of this Agreement and the Purchase Agreement, will have been duly and validly issued and will be fully paid and nonassessable, will not be subject to any statutory or contractual preemptive rights or other rights to subscribe for or purchase or acquire any shares of Common Stock of the Company that have not been waived or complied with, and will conform in all material respects to the description thereof contained in the Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(m)     Capitalization. The information set forth under the caption “Capitalization” in the Statutory Prospectus (and any similar sections or information, if any, contained in the Disclosure Package) is fairly presented on a basis consistent with the Company’s financial statements. The certificates evidencing the Shares, if any, are in due and proper legal form and have been duly authorized for issuance by the Company. The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption “Description of Capital Stock” (and any similar sections or information, if any, contained in the Disclosure Package). Except as disclosed in the Disclosure Package and Prospectus, the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase or acquire any securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable for, any capital stock of the Company other than those described in the Prospectus and the Disclosure Package. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus and the Disclosure Package, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights. Except as otherwise disclosed in the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests of each Subsidiary of the Company (i) have been duly authorized and validly issued, (ii) are fully paid and non-assessable and (iii) are owned by the Company directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except as described in the Disclosure Package and the Prospectus and except for such security interests, mortgages, pledges, liens, encumbrances, claims or equities that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)     No Conflict. The execution, delivery and performance by the Company of this Agreement and the Purchase Agreement, and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Shares by the Company, will not conflict with or result in a breach or violation of, or constitute a default under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to (i) any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company is a party or by which the Company or any of its properties may be bound or to which any of its property or assets is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company, or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, except in the case of clauses (i) and (iii) as would not, individually or in the aggregate, have a Material Adverse Effect.

(o)     No Consents Required. No approval, authorization, consent or order of or filing, qualification or registration with, any court or governmental agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required in connection with the Company’s execution, delivery and performance of this Agreement or the Purchase Agreement, the consummation by the Company of the transactions contemplated hereby or thereby or the issuance and sale of the Shares other than (i) as may be required under the Securities Act (including the filing with the Commission of a prospectus supplement), (ii) the filing of a Form 8-K disclosing the transaction contemplated hereby, (iii) any necessary qualification of the Shares under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Placement Agent, or (iv) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”) or the OTC Venture Marketplace.

(p)     Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which been granted in connection with the offering of the Warrants or have been waived in writing in connection with the transactions contemplated by this Agreement or otherwise satisfied) to require the Company to register any securities with the Commission.

(q)     Independent Accountants. RBSM LLP, whose reports on the consolidated financial statements of the Company are incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, is to the knowledge of the Company (i) an independent public accounting firm within the meaning of the Securities Act, (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (iii) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act. Except as disclosed in the Registration Statement and as pre-approved in accordance with the requirements set forth in Section 10A of the Exchange Act, RBSM LLP has not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

(r)     Financial Statements. The consolidated financial statements of the Company, together with the related schedules and notes thereto, set forth or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly in all material respects (i) the financial condition of the Company as of the dates indicated and (ii) the consolidated results of operations, stockholders’ equity and changes in cash flows of the Company for the periods therein specified; and such financial statements and related schedules and notes thereto have been prepared in conformity with United States generally accepted accounting principles, consistently applied throughout the periods involved (except as otherwise stated therein and subject, in the case of unaudited financial statements, to the absence of footnotes and normal year-end adjustments). There are no other financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10(e) of Regulation S-K under the Securities Act, to the extent applicable, and present fairly the information shown therein and the Company’s basis for using such measures.

(s)     Absence of Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Statutory Prospectus and the Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Statutory Prospectus and the Disclosure Package, and after giving effect to the Offering, there has not been (i) any Material Adverse Effect, (ii) any transaction which is material to the Company and out of the ordinary course of business, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, (v) any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company (other than upon conversion of convertible indebtedness) or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than grants of stock options under the Company’s stock option plans existing on the date hereof and consistent with past practice) of the Company.

(t)     Legal Proceedings. There are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any Subsidiary is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or a document incorporated by reference therein and are not so described therein, or which, singularly or in the aggregate, if resolved adversely to the Company or any Subsidiary, would have a Material Adverse Effect or prevent or materially and adversely affect the ability of the Company to consummate the transactions contemplated hereby. To the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by other third parties.

(u)     No Violation. Neither the Company nor any Subsidiary is in breach or violation of or in default (i) under the provisions of its respective charter or bylaws (or analogous governing instrument, as applicable), (ii) in the performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any material license, lease, contract or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of their respective properties may be bound or affected, or (iii) in the performance or observance of any statute, law, rule, regulation, ordinance, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any Subsidiary or any of their respective properties, as applicable, except with respect to clauses (ii) and (iii) to the extent any such breach, violation or default has been waived or would not have a Material Adverse Effect.

(v)     Permits. The Company and its Subsidiaries have made all material filings, applications and submissions required by, and owns or possesses all material approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, permits and other authorizations issued by, the appropriate federal, state or foreign regulatory authorities, necessary to conduct their business as described in the Disclosure Package (collectively, “Permits”), and is in compliance in all material respects with the terms and conditions of all such Permits. All such Permits are valid and in full force and effect. Neither the Company nor any Subsidiary has received any notice of any proceedings relating to revocation or modification of, any such Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. Except as may be required under the Securities Act and state and foreign Blue Sky laws and the rules and regulations of FINRA, no other Permits are required for the Company to enter into, deliver and perform this Agreement and to issue and sell the Shares to be issued and sold by the Company hereunder.

(w)     Not an Investment Company. Neither the Company nor any Subsidiary is or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(x)     No Price Stabilization. Neither the Company or any of the Company’s officers or directors, has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in, or which has constituted or which might reasonably be expected to constitute the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(y)     Good Title to Property. The Company and its Subsidiaries have good and valid title to all property (whether real or personal) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by the Company or any Subsidiary, in each case free and clear of all liens, claims, security interests, other encumbrances or defects (collectively, “Liens”), except such as are described in the Registration Statement, the Disclosure Package and the Prospectus and those that would not, individually or in the aggregate materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. All of the property described in the Registration Statement, Disclosure Package and the Prospectus as being held under lease by the Company or any Subsidiary is held thereby under valid, subsisting and enforceable leases, without any liens, restrictions, encumbrances or claims, except those that, individually or in the aggregate, are not material and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, except as such are described in the Registration Statement, Disclosure Package and Prospectus.

(z)     Intellectual Property Rights. (A)     To the knowledge of the Company, the Company and each of its subsidiaries owns or has the right to use pursuant to a valid and enforceable written license or other legally enforceable right, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of the Company’s and its subsidiaries’ businesses as now conducted or as described in the Registration Statement, the Disclosure Package and the Prospectus to be conducted, except as such failure to own, use or acquire would not result in a Material Adverse Effect (the “Company IP”). “Intellectual Property” means all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, domain names, technology, know-how and other intellectual property.

(B)     To the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any Company IP. Except as described in the Registration Statement, in the Disclosure Package and in the Prospectus, there is no pending or, to the knowledge of the Company, threatened, action, suit, proceeding or claim by others challenging the Company’s or its subsidiaries’ rights in or to any Company IP, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except as would not result in a Material Adverse Effect. Except as described in the Registration Statement, in the Disclosure Package and in the Prospectus, the Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Company IP, and the Company is unaware of any facts which would form a reasonable basis for any such claim, except as would not result in a Material Adverse Effect. Except as described in the Registration Statement, in the Disclosure Package and in the Prospectus, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or its subsidiaries infringe, misappropriate or otherwise violate any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except as would not result in a Material Adverse Effect.

(C)     Except as described in the Registration Statement, in the Disclosure Package and in the Prospectus, to the Company’s knowledge, no employee of the Company or any of its subsidiaries is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries.

(D)     The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their material Intellectual Property.

(E)     All patent applications owned by the Company or its subsidiaries and filed with the U.S. Patent and Trademark Office (the “PTO”) or any foreign or international patent authority that have resulted in patents or currently pending applications that describe inventions necessary to conduct the business of the Company or its subsidiaries as now conducted or as described in the Registration Statement, the Disclosure Package and the Prospectus to be conducted (collectively, the “Company Patent Applications”) have been or were duly and properly filed.

(F)     The Company and its subsidiary have complied with their duty of candor and disclosure to the PTO for the Company Patent Applications. To the Company’s knowledge, there are no facts required to be disclosed to the PTO that were not disclosed to the PTO and which would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any facts which would preclude it or its applicable subsidiary from having clear title to the Company Patent Applications that have been identified by the Company as being exclusively owned by the Company or one of its subsidiaries.

(aa)     No Labor Disputes. No labor problem or dispute with the employees of the Company or any Subsidiary exists, or, to the Company’s knowledge, is threatened or imminent, which would have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company or any Subsidiary plans to terminate employment with the Company or such Subsidiary. The Company and its Subsidiaries have not engaged in any unfair labor practice that, individually or in the aggregate, have a Material Adverse Effect; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or to the Company’s knowledge, threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or any Subsidiary and (ii) to the Company’s knowledge, (A) no union organizing activities are currently taking place concerning the employees of the Company or any Subsidiary and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any Subsidiary.

(bb)     Taxes. Each of the Company and its Subsidiaries (i) has timely filed all necessary federal, state, local and foreign income and franchise tax returns (or timely filed applicable extensions therefor) that have been required to be filed and (ii) is not in default in the payment of any material taxes which were payable pursuant to such returns or any assessments with respect thereto, other than any which the Company or such Subsidiary is contesting in good faith and for which adequate reserves have been provided and reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus. Neither the Company nor any Subsidiary has any tax deficiency that has been or, to the knowledge of the Company, is reasonably likely to be asserted or threatened against it that would result in a Material Adverse Effect. Neither the Company nor any Subsidiary has engaged in any transaction which is a corporate tax shelter or which could be characterized as such by the Internal Revenue Service or any other taxing authority.

(cc)     ERISA. The Company and its Subsidiaries are in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability; the Company and its Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(dd)     Compliance with Environmental Laws. Each of the Company and its Subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws, orders, rules, regulations, directives, decrees and judgments relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of human health and safety or the environment which are applicable to its business (“Environmental Laws”); (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(ee)     Insurance. Each of the Company and its Subsidiaries maintains or is covered by insurance provided by recognized, financially sound and reputable institutions with insurance policies in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries. All such insurance is fully in force on the date hereof and will be fully in force as of the Closing Date. The Company has no reason to believe that each of it and its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company does not insure risk of loss of the Company or any of its Subsidiaries through any captive insurance, risk retention group, reciprocal group or by means of any fund or pool of assets specifically set aside for contingent liabilities other than as described in the Disclosure Package.

(ff)     Accounting Controls. The Company maintains a system of internal accounting controls for the Company and its Subsidiaries sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg)     Disclosure Controls. The Company has established, maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the last fiscal period covered by the Registration Statement; and (iii) such disclosure controls and procedures are effective to perform the functions for which they were established.

(hh)     Brokers Fees. Except as disclosed in the Disclosure Package, there are no contracts, agreements or understandings between the Company and any person (other than this Agreement) that would give rise to a claim against the Company or the Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering and sale of the Shares.

(ii)     Forward-Looking Statements. No forward-looking statements (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Prospectus have been made or reaffirmed without a reasonable basis therefor or have been disclosed other than in good faith.

(jj)     Exchange Act Registration. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration or listing.

(kk)     Sarbanes-Oxley Act. The Company, and to its knowledge, each of the Company’s directors or officers, in their capacities as such, is in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and any related rules and regulations promulgated by the Commission. Each of the principal executive officer and the principal financial officer of the Company (and each former principal executive officer of the Company and each former principal financial officer of the Company as applicable) has made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act with respect to all reports, schedules, forms, statements and other documents required to be filed by him or her with the Commission. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(ll)     Foreign Corrupt Practices. None of the Company, any Subsidiary nor, to the Company’s knowledge, any other person associated with or acting on behalf of the Company or any Subsidiary, including without limitation any director, officer, agent or employee of the Company or any Subsidiary has, directly or indirectly, while acting on behalf of the Company or any Subsidiary (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity or failed to disclose fully any contribution in violation of law, (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(mm)     Affiliate Transactions. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for its capital resources required to be described in the Disclosure Package and the Prospectus or a document incorporated by reference therein which have not been described as required. The Company does not, directly or indirectly, have any outstanding personal loans or other credit extended to or for any of its directors or executive officers.

(nn)     Statistical or Market-Related Data. Any statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(oo)     Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending, or to the knowledge of the Company, threatened against the Company or any Subsidiary.

(pp)     OFAC. Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any affiliate, joint venture partner or other person or entity, which, to the Company’s knowledge, will use such proceeds for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(qq)     Margin Securities. None of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(rr)     FINRA Affiliations. There are no affiliations or associations between (i) any member of the FINRA and (ii) the Company, any Subsidiary or any officers or directors of the Company or any Subsidiary, except as disclosed to you or as set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(ss)     Exchange Act Requirements. The Company has filed in a timely manner all reports required to be filed pursuant to Sections 13(a), 13(e), 14 and 15(d) of the Exchange Act during the preceding 12 months.

Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Placement Agent or to counsel for the Placement Agent in connection with the offering of the Shares shall be deemed a representation and warranty by the Company to the Placement Agent and the Investors as to the matters covered thereby.

3.     Covenants. The Company covenants and agrees with the Placement Agent as follows:

(a)     Reporting Obligations; Exchange Act Compliance. The Company will: (i) file each Preliminary Prospectus and the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act, as applicable, (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act, if applicable, (iii) file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus during the Prospectus Delivery Period, and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to the Placement Agent prior to 11:00 a.m. Eastern time, on the second business day next succeeding the date of this Agreement in such quantities as the Placement Agent shall reasonably request.

(b)     Continued Compliance with Securities Law. If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) promptly notify the Placement Agent so that any use of the Disclosure Package may cease until it is amended or supplemented and (ii) amend or supplement the Disclosure Package to correct such statements or omission. If, during the Prospectus Delivery Period, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company will (A) promptly notify the Placement Agent of such event and (B) promptly prepare and file with the Commission and furnish, at its own expense, to the Placement Agent and, to the extent applicable, the dealers and any other dealers upon request of the Placement Agent, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. The Company will deliver promptly to the Placement Agent such number of the following documents as the Placement Agent shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus, (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii),  (iii) and (iv) of this subsection (b) to be made not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this subsection (b) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such amendment or supplement), and (vii) any document incorporated by reference in the Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this subsection (b) to be made not later than 10:00 a.m., New York City time, on the business day following the date of such document).

(c)     Issuer Free Writing Prospectuses. The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Placement Agent approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Placement Agent shall be deemed to have been given in respect of any electronic road show; (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus; (iii) comply with the requirements of Rules 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to filing timely with the Commission, legending and record keeping; and (iv) not take any action that would result in the Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Placement Agent that the Placement Agent otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.

(d)     Conflicting Issuer Free Writing Prospectus. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Placement Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Placement Agent specifically for inclusion therein, which information the parties hereto agree is limited to the Placement Agent’s Information.

(e)     Blue Sky Laws. The Company will promptly take or cause to be taken, from time to time, such actions as the Placement Agent may reasonably request to qualify the Shares for offering and sale under the state securities, or blue sky, laws of such states or other jurisdictions as the Placement Agent may reasonably request and to maintain such qualifications in effect so long as the Placement Agent may request for the distribution of the Shares, provided that in no event shall the Company be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction. The Company will advise the Placement Agent promptly of the suspension of the qualification or registration of (or any exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f)     Earnings Statement. As soon as practicable, the Company will make generally available to holders of its securities and deliver to the Placement Agent, an earnings statement of the Company (which need not be audited) covering a period of at least 12 months beginning after the date of this Agreement that will satisfy the provisions of Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158). For the purpose of the preceding sentence, “as soon as practicable” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the date of this Agreement, except that if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “as soon as practicable” means the 90th day after the end of such fourth fiscal quarter.

(g)     Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares in the manner set forth in the Registration Statement, the Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(h)     Public Communications. Prior to 9:00 a.m. New York City time on the business day immediately subsequent to the date hereof, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Placement Agent disclosing the execution of this Agreement, the Purchase Agreement and the transactions contemplated hereby and thereby. Prior to the Closing Date, the Company covenants not to issue any press release (other than the Press Release) or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Placement Agent is notified), without the prior written consent of the Placement Agent, unless in the judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law.

(i)     Stabilization. The Company will not take directly or indirectly any action designed, or that would reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares.

(j)     Transfer Agent. The Company shall engage and maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Shares.

(k)     Investment Company Act. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any Subsidiary to register as an investment company under the Investment Company Act.

(l)     Sarbanes-Oxley Act. During the Prospectus Delivery Period, the Company will comply with all effective applicable provisions of the Sarbanes Oxley Act.

(m)     Periodic Reports. During the Prospectus Delivery Period, the Company will file with the Commission such periodic and special reports as required by the Securities Act.

(n)     Lock-Up Period. That the Company will not, for a period of 90 days from the date of this Agreement, (the “Lock-Up Period”) without the prior written consent of the Placement Agent, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, other than (i) the Company’s sale of the Shares hereunder and the sale of the Warrants, (ii) the issuance of Common Stock or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other director or employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus and consistent with past practice, and (iii) the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof. The Company will cause each executive officer and director listed in Schedule II to furnish to the Placement Agent, prior to the date of this Agreement, an agreement, in a form mutually agreed upon by the Company and the Placement Agent. The Company also agrees that during the Lock-Up Period, without prior written consent of the Placement Agent, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto (collectively, “Filings”), under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for (i) registration statements on Form S-8 relating to employee benefit plans, (ii) a registration statement in connection with the underlying shares of common stock of the Warrants issued in connection with the private placement, and (iii) any amendments or prospectuses or supplements relating to previously filed registration statements (provided that no additional shares of common stock are issued pursuant to such amendments, prospectuses or supplements).

3A.     Covenants of the Placement Agent. The Placement Agent covenants and agrees with the Company that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the Company shall be deemed to have been given in respect of the free writing prospectuses included in Schedule I. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Agent Permitted Free Writing Prospectus.” The Placement Agent represents that it has treated or agrees that it will treat each Agent Permitted Free Writing Prospectus as a free writing prospectus and has complied and will comply with the requirements of Rule 164 and Rule 433 applicable to any Agent Permitted Free Writing Prospectus.

4.     Costs and Expenses. In addition to the Agency Fee, the Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will reimburse the Placement Agent for (a) all reasonable fees and disbursements of counsel retained by the Placement Agent with the Company’s consent, (b) all of the Placement Agent’s reasonable travel and related expenses, and (c) any other reasonable out-of-pocket expenses incurred by the Placement Agent in connection with the performance of their services hereunder; provided that, in any event, reimbursement of expenses pursuant to this Section 4 will not exceed $110,000 in the aggregate (including any and all expenses incurred by the Placement Agent in connection with a prior offering of the Company’s securities) without the Company’s approval.

5.     Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder and the Investors under the Purchase Agreement are subject to the following conditions:

(a)     Filings with the Commission. Each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 3(a) hereof.

(b)     No Stop Orders. Prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or any part thereof shall have been issued under the Securities Act and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, (ii) no order suspending the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect, and (iii) all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent. On or prior to the Closing Date, the Registration Statement or any amendment thereof or supplement thereto shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Disclosure Package, nor any Issuer Free Writing Prospectus nor the Prospectus nor any amendment thereof or supplement thereto shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(c)     Action Preventing Issuance. No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(d)     Material Adverse Change. Subsequent to the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, and after giving effect to the Offering, (i) the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Disclosure Package, or (ii) there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or the conversion of convertible indebtedness), or material change in the short-term debt or long-term debt of the Company (other than upon conversion of convertible indebtedness) or any material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company, otherwise than as set forth in the Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this subsection (d), is, in the reasonable judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package.

(e)     Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects when made and on and as of the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(f)     Opinions of Counsel to the Company. The Placement Agent shall have received from Sullivan & Worcester LLP, counsel to the Company, such counsel’s written opinions, addressed to the Placement Agent and the Investors and dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agent and its counsel. Such counsel to the Company shall also have furnished to the Placement Agent a written statement (“Negative Assurances”), addressed to the Placement Agent and dated the Closing Date, in form and substance satisfactory to the Placement Agent and its counsel.

(g)     Opinion of Counsel to the Placement Agent. The Placement Agent shall have received from Faegre Baker Daniels LLP, counsel for the Placement Agent, such opinion or opinions, dated the Closing Date, with respect to such matters as the Placement Agent may reasonably require, and the Company shall have furnished to such counsel such documents as it requests to enable it to pass upon such matters.

(h)     Accountant’s Comfort Letters. On the date hereof, the Placement Agent shall have received a letter dated the date hereof (the “Comfort Letter”), addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent and its counsel, from RBSM LLP, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72, Statement of Auditing Standard No. 100 (or successor bulletins) and AU Section 634, in connection with registered public offerings.

(i)     Bring-Down Letters. On the Closing Date, the Placement Agent shall have received from RBSM LLP a letter (the “Bring-Down Letter”), dated the Closing Date, addressed to the Placement Agent and in form and substance reasonably satisfactory to the Placement Agent and its counsel, (i) confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations, and (ii) confirming in all material respects the conclusions and findings set forth in the Comfort Letter.

(j)     Officers’ Certificate. The Placement Agent shall have received on the Closing Date a certificate, addressed to the Placement Agent and dated the Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that:

(i)     each of the representations, warranties and agreements of the Company contained in this Agreement are true and correct in all material respects as of the Time of Sale and the Closing Date as if made on each such date (except that those representations and warranties that address matters only as of a particular date remain true and correct as of each such date); and the Company has, in all material respects, complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii)     there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the Disclosure Package, and after giving effect to the Offering, any material adverse change in the financial position or results of operations of the Company, or any change or development that, singularly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company except as set forth in the Prospectus;

(iii)     no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued, and to the Company’s knowledge, no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall be pending or threatened by the Commission or any state or regulatory body;

(iv)     the Registration Statement and each amendment thereto, at the Time of Sale and as of the date of this Agreement and as of the Closing Date did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Disclosure Package, as of the Time of Sale and as of the Closing Date, any Issuer Free Writing Prospectus as of its date and as of the Closing Date, the Prospectus and each amendment or supplement thereto, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading; and

(v)     no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement, the Prospectus or the Disclosure Package in order to make the statements therein not untrue or misleading in any material respect.

(k)     No FINRA Objection. The Placement Agent shall not have received any unresolved objection from the FINRA as to the fairness and reasonableness of the amount of compensation allowable or payable to the Placement Agent in connection with the issuance and sale of the Shares.

(l)     Purchase Agreement. The Company shall have entered into the Purchase Agreement with each of the Investors, and such agreement shall be in full force and effect on the Closing Date.

(m)     Lock-Up Agreements. The Placement Agent shall have received the written agreements, in a form mutually agreed upon by the Company and the Placement Agent, of all of the executive officers and directors of the Company set forth on Schedule II.

(n)     Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates or documents as the Placement Agent shall have reasonably requested.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 8 hereof shall at all times be effective and shall survive such termination.

6.     Indemnification and Contribution.

(a)     Indemnification of the Placement Agent. The Company agrees to indemnify, defend and hold harmless the Placement Agent, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and its affiliates, and each of its and their respective directors, officers, members, employees, representatives and agents and each person who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any losses, claims, damages, expenses or liabilities, joint or several, to which such person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Placement Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability, expense or action; or (ii) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (iii) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any such amendment or supplement, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agent’s Information.

(b)     Indemnification of the Company. The Placement Agent agrees to indemnify, defend and hold harmless the Company, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and its affiliates, and each of its and their respective directors, officers, members, employees, representatives and agents and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons against any losses, claims, damages, expenses or liabilities to which the Company may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, the common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Placement Agent), insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the preparation thereof, which information the parties hereto agree is limited to the Placement Agent’s Information, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending against any such loss, claim, damage, liability or action.

(c)     Notice and Procedures. If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “Indemnified Party”) in respect of which indemnity may be sought against the Company or the Placement Agent (as applicable, the “Indemnifying Party”) pursuant to subsections (a) or (b) above, respectively, of this Section 6, such Indemnified Party shall promptly notify such Indemnifying Party in writing of the institution of such Proceeding and such Indemnifying Party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such Indemnified Party and payment of all fees and expenses; provided, however, that the omission to so notify such Indemnifying Party shall not relieve such Indemnifying Party from any liability which such Indemnifying Party may have to any Indemnified Party or otherwise, except to the extent the Indemnifying Party has been materially prejudiced by such failure; and provided, further, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under subsection (a) or (b) above. The Indemnified Party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless (i) the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such Proceeding, (ii) the Indemnifying Party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or (iii) such Indemnified Party or parties shall have reasonably concluded upon written advice of counsel that there may be one or more legal defenses available to it or them which are different from, additional to or in conflict with those available to such Indemnifying Party (in which case such Indemnifying Party shall not have the right to direct that portion of the defense of such Proceeding on behalf of the Indemnified Party or parties, but such Indemnifying Party or parties may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Indemnifying Party), in any of which events such reasonable fees and expenses shall be borne by such Indemnifying Party and paid as incurred (it being understood, however, that such Indemnifying Party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Parties who are parties to such Proceeding). An Indemnifying Party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second sentence of this Section 6(c), then the Indemnifying Party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request, (ii) such Indemnifying Party shall not have fully reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement and (iii) such Indemnified Party shall have given the Indemnifying Party at least 30 days’ prior notice of its intention to settle. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened Proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Party.

(d)     Contribution. If the indemnification provided for in this Section 6 is unavailable to an Indemnified Party under subsections (a) or (b) of this Section 6 or insufficient to hold an Indemnified Party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages, liabilities or expenses referred to in subsections (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other hand shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company bear to the Agency Fee received by the Placement Agent. The relative fault of the Company on the one hand and the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Placement Agent, on the other hand, and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Placement Agent for use in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Placement Agent’s Information relating to the Placement Agent.

(e)     Allocation. The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to subsection (d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of subsection (d) above. Notwithstanding the provisions of this Section 6(e), the Placement Agent shall not be required to contribute any amount in excess of the total Agency Fee received by the Placement Agent in accordance with Section 1(b) less the amount of any damages which the Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

(f)     Representations and Agreements to Survive Delivery. The obligations of the Company and the Placement Agent under this Section 6 shall be in addition to any liability which the Company and the Placement Agent may otherwise have. The indemnity and contribution agreements contained in this Section 6 and the covenants, agreements, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any person who controls the Placement Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or any affiliate of the Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and (iii) the issuance and delivery of the Shares. The Company and the Placement Agent agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Disclosure Package or the Prospectus.

7.     Information Furnished by Placement Agent. The Company acknowledges that the statements set forth under the heading “Plan of Distribution” in the Statutory Prospectus and the Prospectus (the “Placement Agent’s Information”) constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent as such information is referred to in Sections 2 and 6 hereof.

8.     Termination. The Placement Agent shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the Closing Date, without liability on the part of the Placement Agent to the Company, if (i) prior to delivery and payment for the Shares (A) trading in securities generally shall have been materially suspended on or by the New York Stock Exchange, the NYSE MKT, the NASDAQ Global Market, the NASDAQ Capital Market or in the over-the-counter markets, (B) trading in the Common Stock of the Company shall have been suspended on any exchange or in the over-the-counter market or by the Commission, or (C) a general moratorium on commercial banking activities shall have been declared by federal or New York state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, (D) there shall have occurred any outbreak or material escalation of hostilities or acts of terrorism involving the United States or there shall have been a declaration by the United States of a national emergency or war, or (E) there shall have occurred any other calamity or crisis or any material change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the reasonable judgment of the Placement Agent, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares on the Closing Date on the terms and in the manner contemplated by this Agreement, the Disclosure Package and the Prospectus, (ii) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Disclosure Package or incorporated by reference therein, there has been any Material Adverse Effect after giving effect to the Offering, (iii) the Company shall have failed, refused or been unable to comply with the material terms or perform any material agreement or obligation of this Agreement or the Purchase Agreement, other than by reason of a default by the Placement Agent, or (iv) any condition of the Placement Agent’s obligations hereunder is not fulfilled. This Agreement may be terminated by any party if the Closing does not occur on or before August 31, 2015. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4, Section 6, and Section 12 hereof shall at all times be effective notwithstanding such termination.

9.     Notices. All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a)     if to the Placement Agent, shall be delivered or sent by mail or facsimile transmission as follows:

Craig-Hallum Capital Group LLC

222 South Ninth Street, Suite 350

Minneapolis, Minnesota 55402

Attention: General Counsel

Facsimile No.: (612) 334-6399

with a copy (which shall not constitute notice) to:

Faegre Baker Daniels LLP

2200 Wells Fargo Center

90 South Seventh Street

Minneapolis, Minnesota 55402

Attention: W. Morgan Burns

Facsimile No.: (612) 766-1600

(b)     if to the Company shall be delivered or sent by mail or facsimile transmission to:

Accelerize Inc.

20411 SW Birch Street, Suite 250

Newport Beach, California 92660

Attention: General Counsel

Facsimile No.: (310) 496-2436

with a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP

1633 Broadway

New York, New York 10019

Attention: Robert V. Condon III

Facsimile No.: (212) 660-3001

Any such statements, requests, notices or agreements shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10.     Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company, and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person, except that (i) the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(a) hereof and the indemnities of the Placement Agent shall also be for the benefit of the controlling persons, officers and directors referred to in Section 6(b) hereof; and (ii) the Investors are relying on the representations, warranties, covenants and agreements made by the Company under, and are intended third party beneficiaries of, this Agreement. The term “successors and assigns” as herein used shall not include any purchaser of the Shares by reason merely of such purchase.

11.     Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof. Except as set forth below, no Proceeding may be commenced, prosecuted or continued in any court other than the courts of State of New York located in the City and County of New York or the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the parties hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Company hereby consents to personal jurisdiction, service and venue in any court in which any Proceeding arising out of or in any way relating to this Agreement is brought by any third party against the Placement Agent. All parties hereby waive all right to trial by jury in any Proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. All parties agree that a final judgment in any such Proceeding brought in any such court shall be conclusive and binding upon each party and may be enforced in any other courts in the jurisdiction of which a party is or may be subject, by suit upon such judgment.

12.     No Fiduciary Relationship. The Company hereby acknowledges and agrees that:

(a)     No Other Relationship. The Placement Agent has been retained solely to act as the exclusive placement agent in connection with the offering of the Company’s securities. The Company further acknowledges that the Placement Agent is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Placement Agent act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that the Placement Agent may undertake or has undertaken in furtherance of the offering of the Company’s securities, either before or after the date hereof, irrespective of whether the Placement Agent has advised or is advising the Company on other matters. The Placement Agent hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.

(b)     Arm’s-Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arm’s-length negotiations with the Investors and the Placement Agent, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement.

(c)     Absence of Obligation to Disclose. The Company has been advised that the Placement Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agent does not have any obligation to disclose such interests or transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d)     Waiver. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions and agrees that the Placement Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim to any person asserting a fiduciary duty claim on behalf of the Company, including stockholders, employees or creditors of the Company.

13.     Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14.     Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

15.     Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart by facsimile or portable document format (.pdf) shall be effective as delivery of a manually executed counterpart thereof.

16.     Research Analyst Independence. The Company acknowledges that the Placement Agent’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that the Placement Agent’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by the Placement Agent’s investment banking division. The Company acknowledges that the Placement Agent is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 16 shall relieve the Placement Agent of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

17.     Entire Agreement. This Agreement constitutes the entire agreement of the parties to this Agreement with respect to the Company’s offering, issuance and sale of the Shares and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof, other than that certain engagement letter, dated August 10, 2015, by and between the Company and the Placement Agent.

18.     Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19.     Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

[Signature page follows.]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

ACCELERIZE INC.

	By:	/s/ Brian Ross
Name: Brian Ross
Title: President and Chief Executive Officer

Accepted as of
the date first above written:

CRAIG-HALLUM CAPITAL GROUP LLC By: /s/ Kevin Harris Name: Kevin Harris Title: Managing Partner

Signature Page to

Placement Agency Agreement

Schedules and Exhibits

Schedule I:	Issuer Free Writing Prospectus

Schedule II:	List of Directors and Officers For Lock-Up Agreement

Schedule III:	Subsidiaries

Exhibit A:	Pricing Information

Schedule I

Issuer Free Writing Prospectus

None.

Schedule II

List of Directors and Officers For Lock-Up Agreement

Brian Ross
Santi Pierini
Michael Lin
David Stewart
Damon Stein
Mario Marsillo Jr.
Gregory Akselrud

Schedule III

Subsidiaries

Subsidiary	Country of Organization

Cake Marketing UK Ltd	United Kingdom

Exhibit A

Pricing Information

Number of Shares of Common Stock: 2,145,000

Price per Share: $1.00